Exhibit 99.1

HYCROFT ANNOUNCES LEADERSHIP TRANSITION

DENVER, CO, July 1, 2020 — Hycroft Mining Holding Corporation (Nasdaq: HYMC) (“Hycroft” or the “Company”), a gold and silver producer operating the Hycroft mine in the world-class mining region of Northern Nevada, today announced a leadership transition.

Randy Buffington, who served as Hycroft Mining Corporation’s President and CEO since July 2013 and as Chairman since November 5, 2015 following its emergence from bankruptcy proceedings, stepped down from his roles as Chairman, President and CEO of the Company as of today, following the successful conclusion of the business combination between Hycroft Mining Corporation and the Company on May 29, 2020.

David Kirsch, a director of the Company, was named as the new Chairman of the Board of Directors. Stephen M. Jones, the Company’s current Executive Vice President, Chief Financial Officer and Secretary of the Company has been appointed as the interim President and CEO effective upon Mr. Buffington’s departure. Jeffrey Stieber, the Company’s current Vice President, Finance has been appointed as the interim Chief Financial Officer effective upon Mr. Jones’ appointment as interim President and CEO.

Mr. Kirsch stated, “On behalf of Hycroft and its Directors, I sincerely thank Randy for everything he has done for the Company, including being instrumental in developing a new process to economically and profitably recover gold from sulfide ores in a heap leach process and in restarting mining operations at the Hycroft Mine. We are very pleased that he has agreed to a two-year consulting arrangement under which he will provide transition assistance and continue to lend his expertise and experience through an ongoing consulting arrangement with the Company, to ensure a smooth transition and an efficient path forward.”

Mr. Buffington stated, “I have greatly enjoyed my tenure at Hycroft, and I am especially proud of the opportunity that we as a team created for all our stakeholders through the restart of mining operations, improved processes at the Hycroft Mine and the restructuring that positions the Company well going forward. I am also proud of the dedicated and talented team we have put in place at the Company during my tenure and I am confident in their abilities to continue to execute the plan in place to develop the Hycroft Mine.”

The Board of Directors has engaged Korn Ferry to conduct a comprehensive search for a successor President and Chief Executive Officer, which search will include Mr. Jones as a possible candidate.

About Hycroft Mining Holding Corporation

Hycroft is a US-based, gold and silver producer operating the Hycroft mine located in the world-class mining region of Northern Nevada. The Hycroft mine features one of the largest gold/silver deposits in the world with a low-capital, low-cost process and a 34-year mine life.

Contact:

Steve Jones	Tracey Thom	Jeff Stieber
Interim President & Chief Executive Officer	Vice President, Investor Relations & Corporate Communication Officer	Interim Chief Financial
(303) 524-1947	(303) 524-1948	(303) 335-1043

Cautionary Note Regarding Forward-Looking Statements

This news release contains "forward-looking statements" within the meaning of Section 27A of the United States Securities Act of 1933, as amended, Section 21E of the Unites States Securities Exchange Act of 1934, as amended, or the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein or incorporated by reference herein that address activities, events or developments that we expect or anticipate will or may occur in the future, are forward-looking statements. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe”, “project”, “target”, “budget”, “may”, “can”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to”, or other similar words, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intentions. Forward-looking statements address activities, events or developments that the Company expects or anticipates will or may occur in the future and are based on current expectations and assumptions. These statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements, and include, but are not limited to the time and cost of construction and operation of existing and new leach pads; the feasibility and efficacy of processing sulfide ores using a pre-oxidation and heap leach process; the effectiveness and control of the oxidation process; the processing and production of gold and silver from the heap leach pads; the availability of personnel and equipment to operate the mine; the future price of gold and silver; the timing and amount of estimated future production, costs of production, capital expenditures and requirements for additional capital; cash flow provided by operating activities before changes in working capital; government regulation of mining operations; environmental risks; unanticipated reclamation expenses; title disputes or claims and limitations on insurance coverage; total cash cost per ounce, total cash cost net of by-product per ounce, all-in sustaining cost per ounce, capital expenditures, corporate general and administration expenses; sustaining and project capital expenditures; the expected working capital requirements; the sufficiency of capital resources and the availability of additional funding as and when required to meet operational and strategic needs; the expected depreciation and depletion rates; changes in mining laws and regulations; the uncertainty in the estimation of mineral resource and mineral reserve estimates; the cost and timing of sustaining capital projects; the uncertainty in geologic, hydrological, metallurgical and geotechnical studies and opinions; infrastructure risks, including access to water and power; the expectation of meeting production targets; the expected timeline for achieving mining rates, oxidation rates and percentage recoveries included in the Hycroft Technical Report; projected net present values and internal rates of return under the Hycroft Technical Report; risks associated with competition; contractor, labor and employment risks; the adverse effects of COVID-19 on our business and dependence on key management personnel and executives . Although the Company has attempted to identify important factors that could cause actual results, performance or achievements to differ materially from those described in forward-looking statements, there may be other factors that cause results, performance or achievements not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate, as actual results, performance and achievements and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. Further, the financial and other projections are preliminary and subject to change. The Company undertakes no obligation to update or revise these forward–looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, unless required by applicable law. Projections are inherently subject to substantial and numerous uncertainties and to a wide variety of significant business, economic and competitive risks, and the assumptions underlying the projections may be inaccurate. Therefore, the actual results achieved may vary significantly from the forecasts, and the variations may be material.

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